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                                                                     Exhibit 8.1


             SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                         333 West Wacker Drive
                        Chicago, Illinois 60606
                            (312) 407-0700

                                            November 21, 2001




EME Homer City Generation L.P.
1750 Power Plant Road
Homer City, Pennsylvania 15748-8009

Ladies and Gentlemen:

                  We have acted as special counsel to Edison Mission Holdings Co., a California corporation ("EMH") and EME Homer City Generation L.P., a Pennsylvania limited partnership ("Generation") in connection with the preparation of the solicitation by EMH of consents (the "Consent Solicitation") of the holders of its 8.137% Senior Secured Bonds due 2019 and its 8.734% Senior Secured Bonds due 2026 previously issued pursuant to the Indenture, dated as of May 27, 1999, between EMH and The Bank of New York, as successor trustee to the United States Trust Company of New York (the "Trustee"). The Consent Solicitation will be conducted pursuant to the Consent Solicitation Statement, which forms a part of the Registration Statement on Form S-4 (including any amendments thereto) filed with the Securities and Exchange Commission (the "Registration Statement" and the "Commission," respectively), which serves as a prospectus for the 8.137% Senior Secured Bonds due 2019 and the 8.734% Senior Secured Bonds due 2026 (collectively, the "New Bonds") to be issued by Homer City Funding, LLC, a Delaware limited liability company ("Newco"). The New Bonds are to be issued pursuant to an amended and restated indenture, to be entered into by Newco and the Trustee as part of a leveraged lease financing of electric generating facilities owned by Generation. We are rendering this opinion at your request in connection with the Consent Solicitation.


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EME Homer City Generation L.P.
Page 2






                  We hereby confirm the opinion of counsel set forth in the Registration Statement under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the identification of us as the law firm rendering the opinion described in the Registration Statement under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

                                Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom
                               (Illinois)